Exhibit 10.15.2
SUBSTITUTION OF LIMITED PARTNER AGREEMENT
THIS SUBSTITUTION OF LIMITED PARTNER AGREEMENT (this “Agreement”), dated as of December 31, 2013, is by and among LIBERTY PROPERTY PHILADELPHIA CORPORATION IV EAST, a Pennsylvania corporation (“General Partner”), LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Investor A Limited Partner” and together with General Partner, collectively the “Liberty Entities”), and Comcast Philadelphia Holdings, LLC, a Delaware limited liability company (“Substitute Investor B Limited Partner”).
WHEREAS, Liberty General Partner, Liberty Limited Partner and 1701 JFK Boulevard Philadelphia, L.P., a Delaware limited partnership (“Existing Investor B Limited Partner”), are the only partners in Liberty/Commerz 1701 JFK Boulevard, L.P., a Delaware limited partnership (the “Partnership”), as set forth in that certain Amended and Restated Limited Partnership Agreement of Liberty/Commerz 1701 JFK Boulevard, L.P., dated as of April 11, 2006, as amended (the “Partnership Agreement”). Capitalized terms used by not defined herein shall have the respective meanings set forth in the Partnership Agreement.
WHEREAS, Existing Investor B Limited Partner currently owns a limited partnership interest in the Partnership having an eighty-percent (80%) Percentage Interest (“Existing Investor B Limited Partner’s LP Interests”).
WHEREAS, Existing Investor B Limited Partner and Substitute Investor B Limited Partner have entered into that certain Limited Partnership Interest Purchase and Sale Agreement dated as of October 14 2013 (the “Purchase and Sale Agreement”), and are entering into that certain Assignment and Assumption of Limited Partnership Interest dated on or about the date hereof (the “Assignment and Assumption” and together with the Purchase and Sale Agreement, collectively the “Transfer Documents”).
WHEREAS, pursuant to the Transfer Documents, Existing Investor B Limited Partner is selling, assigning, transferring and conveying to Substitute Investor B Limited Partner all of Existing Investor B Limited Partner’s right, title and interest in and to Existing Investor B Limited Partner’s LP Interests (the “Transfer”).
WHEREAS, the Liberty Entities have consented in writing to the Transfer, as required by Section 9.01(a) of the Partnership Agreement, and desire to admit Substitute Investor B Limited Partner as a substitute Limited Partner in the Partnership, and Substitute Investor B Limited Partner desires to be admitted as a substitute Limited Partner in the Partnership.
WHEREAS, the parties desire to make certain amendments to the Partnership Agreement to reflect the Transfer and the admission of Substitute Investor B Limited Partner as a substitute Limited Partner in the Partnership.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:
1.The Liberty Entities hereby acknowledge the Transfer of the Existing Investor B Limited Partner’s LP Interest to Substitute Investor B Limited Partner, and Substitute Investor B

Limited Partner’s acceptance of the Transfer from Existing Investor B Limited Partner, and, from and after the date of the Assignment and Assumption, Substitute Investor B Limited Partner’s assumption of all right, title and interest in and to, and all obligations and liabilities with respect to, the Existing Investor B Limited Partner’s LP Interests.
2.The Liberty Entities hereby acknowledge that the requirements for Substitute Investor B Limited Partner to become a substitute Limited Partner in the Partnership, as set forth in Section 9.01(g) of Partnership Agreement, have been satisfied, and Substitute Investor B Limited Partner is hereby admitted as a substitute Limited Partner in the Partnership for all purposes of the Partnership Agreement, as amended hereby.
3.Substitute Investor B Limited Partner hereby agrees to become a substitute Limited Partner in the Partnership and, from and after the date hereof, to be bound by the Partnership Agreement, as amended hereby.
4.Substitute Investor B Limited Partner hereby represents and warrants that it is acquiring the Partnership Interest for its own account for investment and not with a view to the resale or distribution thereof and that it will only Transfer the acquired Partnership Interest (subject to the terms of Section IX of the Partnership Agreement) to a Person who so similarly represents and warrants.
5.The definition of “Investor B Limited Partner” in Section II of the Partnership Agreement is hereby amended and restated to read in full as follows as of the date of this Agreement:
“”Investor B Limited Partner” shall mean Comcast Philadelphia Holdings, LLC, a Delaware limited liability company, or any entity that shall succeed Comcast Philadelphia Holdings, LLC as the Investor B Limited Partner in accordance with the provisions of this Agreement.”
6.As of the date of this Agreement, Section II of the Partnership Agreement is amended by deleting the definition of “Commerz Competitor” and inserting in appropriate alphabetical order the following new defined term:
““Comcast Competitor” shall mean any Person engaged in any of the following activities, whether or not occurring in the market or markets in which Investor B Limited Partner does business:
(1)    the sale or commercial distribution to the public, by wired or wireless electronic or optical transmission, of audio, video or audio/video programming or services including, without limitation, broadcast television, video-on-demand, broadcast radio, cable television, cable radio, MMDS, SMA TV, satellite and direct broadcast, with or without the simultaneous sale of equipment facilitating the same; or
(2)    the sale to the public of goods and services through or utilizing a dedicated video or broadcast channel, or the operation of a dedicated channel for the sale of goods and services by others; or
(3)    the production and/or distribution of programming for audio, video or audio/video broadcast, or for distribution or other media (including without limitation CD, DVD and. other tangible and intangible media); or
(4)    the sale or distribution of access to the Internet (or any successor network) utilizing wired or wireless means, including, without limitation, by means of cable or fiber optic lines, digital or dedicated subscriber lines, satellite, cellular or digital wireless technology, with or without the simultaneous sale of equipment facilitating the same; or

(5)    any successor or additional line of business in which Investor B Limited Partner or its Affiliate is engaged at such time and which is either (i) its primary business activity or product line, or (ii) a product line in which Investor B Limited Partner or its Affiliate has a substantial national or regional market share.”
7.Sections 9.01(b) and (c) of the Partnership Agreement are hereby amended to delete the word “CLI” and insert in its place “Comcast Corporation.”
8.Section 9.01(d)(ii) of the Partnership Agreement is hereby amended and restated in full as follows as of the date of this Agreement:
“(ii)     provided that the Investor B Limited Partner is at all times Controlled by Comcast Corporation or any of its Affiliates, direct or indirect beneficial ownership interests in the Investor B Limited Partner, or any direct or indirect beneficial ownership interest in any partner or member of the Investor B Limited Partner, may be Transferred, (A) without the approval of any other Partner, to any Investor B Related Party, and (B) with the prior written approval of the General Partner to any Qualified Person other than an Investor B Related Party. The General Partner’s approval of any proposed Transfer to a Person other than an Investor B Related Party may not be unreasonably withheld, delayed or conditioned (subject to compliance with the right of first offer provisions of Section 9.01(m) hereof); provided, however, that the General Partner shall be deemed to have been reasonable in withholding its approval if the proposed transferee (and each of its principals and equity investors) (1) has not been identified to the General Partner’s reasonable satisfaction, (2) is not a Qualified Person, or (3) is a real estate management or development company (or an Affiliate of such a company) that competes with the General Partner and its Affiliates;”
9.Section 9.01(d)(iii) of the Partnership Agreement is hereby deleted in its entirety.
10.As of and after the date of this Agreement, each reference in the Partnership Agreement to “Commerz Competitor” shall be deemed to be a reference to “Comcast Competitor.”
11.Each of the Liberty Partners and the Substitute Investor B Limited Partner agrees that it will not make any claim or take any position against the other that disputes the accuracy as of the date of this Agreement, of any of the matters set forth below :
(a)All distributions made since the Partnership Agreement was executed are set forth on Schedule A attached hereto;
(b)The Completion and Payment Agreement, dated April 11, 2006, executed by Investor A Limited Partner for the benefit of the Partnership and Investor B Limited Partner has been fully performed and is no longer in effect.
(c)The NOI Support Agreement, dated April 11, 2006, executed by Investor A Limited Partner for the benefit of the Partnership and Investor B Limited Partner has been fully performed and is no longer in effect.
(d)The Management and Leasing Agreement is in full force and effect, and none of the parties to this Agreement has knowledge of any default on the part of the Manager thereunder.
12.As of and after the date of this Agreement, notwithstanding anything to the contrary contained elsewhere in the Partnership Agreement: (a) all rights, remedies, elections, consents and approvals of the Partnership under the Comcast Lease shall be exercisable at the direction of the Liberty Partners in their sole discretion without the need for any consent or approval of the Substitute Investor B Limited Partner; and (b) all rights, remedies, elections, consents and approvals of the Partnership under the Management and Leasing Agreement shall be exercisable at the direction of the Substitute Investor B Limited Partner in its sole discretion without the need for any consent or approval of the Liberty Partners.
13.As of and after the date of this Agreement, Section 12.01, Notices, of the Partnership Agreement is amended as set forth below:

If to the Investor B Limited Partner:

Comcast Corporation
1701 JFK Boulevard
Philadelphia, PA 19103 USA
Attn: Robert Pick
FAX #: (215) 286-8093

with copies to:

Comcast Corporation
1701 JFK Boulevard
Philadelphia, PA 19103 USA
Attn: General Counsel
FAX #: (215) 286-7794

14.The parties hereby confirm the continuing validity and enforceability of the Partnership Agreement, acknowledge that Substitute Investor B Limited Partner shall succeed to all rights and obligations of Existing Investor B Limited Partner thereunder as of the date hereof. This provision shall be construed to further amend the Partnership Agreement to the extent necessary to reflect the admission of Substitute Investor B Limited Partner in the Partnership and to give effect to the other provisions of this Agreement.
15.The parties agree to cooperate in good faith to take such further steps as may be necessary or appropriate in order to fully reflect and evidence the Transfer documented hereby.
16.This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any and each other counterpart. It shall not be necessary for each of the signatories to affix their signatures to one and the same signature page to this Agreement, but such signatures may be affixed to separate signature pages which, when attached hereto, shall collectively constitute the valid execution of this Agreement by such signatories. A facsimile signature transmitted by any party shall constitute an original signature for purposes of binding the transmitting party to this Agreement.
17.This Agreement shall not be effective until all counterpart signatures are received.
18.This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Agreement, acting by their duly authorized agents, as of the date first above written.

LIBERTY PROPERTY PHILADELPHIA CORPORATION IV EAST, a Pennsylvania corporation

By: __________________________________ Name: Title:

LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership

By: Liberty Property Trust, its general partner

By: _____________________________ Name: Title:

Comcast Philadelphia Holdings, LLC, a Delaware limited liability company

By: __________________________________ Name: Title:

SCHEDULE A
List of Distributions

Liberty/Commerz 1701 JFK Blvd, LP
Distribution History

Distribution Date	Commerz	Liberty	Total

[The confidential material contained herein
has been omitted and has been separately filed with the Commission]